Exhibit 99.1

Marinus Pharmaceuticals Receives Positive CHMP Opinion for ZTALMY® (ganaxolone) for the Adjunctive Treatment of Seizures Associated With CDKL5 Deficiency Disorder

The European Commission decision is expected within 67 days of the CHMP opinion

RADNOR, Pa. – May 26, 2023 – Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company dedicated to the development of innovative therapeutics to treat seizure disorders, today announced that the Committee for Medicinal Products for Human Use (CHMP) of the European Medicines Agency (EMA) has adopted a positive opinion recommending the approval of ZTALMY® (ganaxolone) oral suspension for the adjunctive treatment of epileptic seizures associated with cyclin-dependent kinase-like 5 (CDKL5) deficiency disorder (CDD) in patients two to 17 years of age. ZTALMY may be continued in patients 18 years of age and older.

“The CHMP’s positive opinion reinforces the safety and efficacy profile of ZTALMY and is a testament to the tireless efforts and dedication of our team and the CDD community,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “This recommendation brings us one step closer to addressing a significant unmet need for CDD patients with treatment-resistant seizures in Europe. We look forward to the European Commission’s decision and working with our commercial partner, Orion Corporation, to bring this important treatment option to more patients who may benefit.”

The CHMP recommendation will now be reviewed by the European Commission (EC), which has the authority to approve medicines for the European Union (EU). A final decision by the EC is expected within 67 days of receipt of the CHMP opinion and will be applicable to all 27 EU member states plus Iceland, Norway and Liechtenstein. If approved, ZTALMY will be the first treatment in the EU indicated for the adjunctive treatment of seizures associated with CDD and will be commercialized by Orion Corporation.

Marinus’ application for the approval of ZTALMY in CDD is supported by data from the Phase 3 Marigold double-blind placebo-controlled trial, in which 101 patients were randomized and individuals treated with ZTALMY showed a median 30.7% reduction in 28-day major motor seizure frequency, compared to a median 6.9% reduction for those receiving placebo, achieving the trial’s primary endpoint (p=0.0036). In the Marigold open label extension study, patients treated with ZTALMY for at least 12 months (n=48) experienced a median 49.6% reduction in major motor seizure frequency. In the clinical development program, ZTALMY demonstrated efficacy, safety and tolerability with the most common adverse reactions (incidence ≥5% and at least twice the rate of placebo) in the ZTALMY group being somnolence, pyrexia, salivary hypersecretion and seasonal allergy. In May 2022, the results from the Marigold study were published in The Lancet Neurology1.

About CDKL5 Deficiency Disorder

CDKL5 deficiency disorder (CDD) is a serious and rare genetic disorder characterized by early‑onset, difficult‑to‑control seizures and severe neuro‑developmental impairment.2 It is

1 The Lancet Neurology, Volume 21, Issue 5, P417-427, May 01, 2022

2 Olson H et al. 2019 Pediatric Neurology

caused by a mutation of the cyclin-dependent kinase-like 5 (CDKL5) gene, located on the X chromosome. The CDKL5 gene produces a protein that is important for normal brain development and function. 3

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company’s commercial product, ZTALMY® (ganaxolone) oral suspension CV, has been approved by the U.S. FDA for the treatment of seizures associated with CDKL5 deficiency disorder in patients two years of age and older. The potential of ganaxolone is also being studied in other rare seizure disorders, including in Phase 3 trials in tuberous sclerosis complex and refractory status epilepticus. Ganaxolone is a neuroactive steroid GABAA receptor modulator that acts on a well-characterized target in the brain known to have anti-seizure effects. It is being developed in IV and oral formulations to maximize therapeutic reach for adult and pediatric patients in acute and chronic care settings. For more information visit www.marinuspharma.com.

About Orion Corporation

Orion is a globally operating Finnish pharmaceutical company – a builder of well-being. Orion develops, manufactures and markets human and veterinary pharmaceuticals and active pharmaceutical ingredients. The company has an extensive portfolio of proprietary and generic medicines and self-care products. The core therapy areas of its pharmaceutical R&D are oncology and pain. Proprietary products developed by Orion are used to treat cancer, neurological diseases and respiratory diseases, among others. Orion's A and B shares are listed on Nasdaq Helsinki.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, our expectations regarding approval or marketing authorization by the EC of ZTALMY® (ganaxolone) oral suspension for the adjunctive treatment of epileptic seizures associated with cyclin-dependent kinase-like 5 (CDKL5) deficiency disorder (CDD) in patients two to 17 years of age, including the timing thereof; ganaxolone’s potential across a range of seizure disorders, our commercial strategy for ganaxolone, our clinical strategy, development plans and timelines, and other future events.

Forward-looking statements in this press release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risk that the EC does not grant marketing authorization to ZTALMY on the timeline that we expect, or at all; unexpected actions by the EMA, FDA or other regulatory agencies with respect to our products; changes in regulatory

3 Jakimiec M et al. 2020 Brain Sci.

policy impacting orphan drug designations; competitive conditions and unexpected adverse events or patient outcomes from being treated with ZTALMY, uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; our ability to comply with the regulatory authorities’ requirements in the required time frames; the timing of regulatory filings for our other product candidates; clinical trial results may not support regulatory approval or further development in a specified indication or at all; actions or advice of the regulatory authorities may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the size and growth potential of the markets for the company’s product candidates, and the company’s ability to service those markets; the company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, and the availability of and the need for additional financing; delays, interruptions or failures in the manufacture and supply of our product candidates; the company’s ability to obtain additional funding to support its clinical development and commercial programs; and the effect of the COVID-19 pandemic on our business, the medical community, regulators and the global economy. This list is not exhaustive and these and other risks are described in our periodic reports, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Company Contact
Sasha Damouni Ellis
Senior Vice President, Corporate Affairs & Investor Relations
Marinus Pharmaceuticals, Inc.
sdamouni@marinuspharma.com